Exhibit 107

Calculation of Filing Fee Tables

Form S-1

Applied UV, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule		Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(5)
Fees to be Paid	Equity	Units, each consisting of: (i) one share of common stock, $0.0001 par value per share (“Common Stock”); (ii) one-tenth of a Series A Warrant to purchase one share of Common Stock (the “Series A Warrant”); and (iii) one-tenth of a Series B Warrant to purchase one share of Common Stock (together with the Series A Warrant, “Warrants”)	—		—	—	$460,000	.00014760	$67.90
	Equity	Common Stock included as part of the Units which include a share of Common Stock(2)	457	(o)	—	—	—	—	—
	Other	Units, each consisting of: (i) one Pre-Funded Warrant exercisable for one share of Common Stock; and (ii) the Warrants(3)	—		—	—	—	—	—
	Other	Pre-Funded Warrants to purchase Common Stock, included as part of the Units which include a Pre-Funded Warrant(3)	457	(g)	—	—	—	—	—
	Equity	Common Stock underlying Pre-Funded Warrants(4)	457	(o)	—	—	—	—	—
	Other	Warrants to Purchase Common Stock, included as part of the Units(4)	457	(g)	—	—	—	—	—
	Equity	Common Stock underlying Warrants	457	(o)	—	—	$1,380,000	.00014760	$203.68
Carry Forward Securities	–	–	—		—	—	—	—	—

Total Offering Amounts							$1,840,000	.00014760	$271.58
Total Fee Offsets									—
Fees Previously Paid									—
Net Fee Due									$271.58
(1)	Represents only the additional number of shares being registered and includes $60,000 worth of Units including a share of common stock and/or Units including a Pre-Funded Warrant that the underwriters have the option to purchase. This does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-274879) (the “Prior Registration Statement”).
(2)	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.
(3)	The registrant may issue Units which include a Pre-Funded Warrant to purchase Common Stock in lieu of a share of Common Stock in the offering. The purchase price of each Unit which includes a Pre-Funded Warrant will equal the price per share at which Units which include a share of Common Stock are being sold to the public in this offering, minus $0.00001, which constitutes the pre-funded portion of the exercise price of the Pre-Funded Warrants, and the remaining unpaid exercise price of the Pre-Funded Warrants will equal $0.00001 per share (subject to adjustment as provided for therein). The proposed maximum aggregate offering price of the Units which include a Pre-Funded Warrant will be reduced on a dollar-for-dollar basis based on the offering price of any Units which include a Pre-Funded Warrant issued in the offering, and the proposed maximum aggregate offering price of the Units which include a share of Common Stock to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Units which include a share of Common Stock issued in the offering.
(4)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(5)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price. The Registrant previously registered securities with an aggregate offering price not to exceed $35,700,000 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on November 13, 2023. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $1,840,000 are hereby registered, which includes shares subject to the underwriters’ option to purchase additional shares and/or warrants.